Exhibit 99.1

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06831 Telephone: 203 622 3131 203 622 6080 unitedrentals.com
United Rentals Announces Third Quarter 2011 Results

Updates Full Year Financial Targets
GREENWICH, Conn. — October 18, 2011 — United Rentals, Inc. (NYSE: URI) today announced financial results for the third quarter 2011. Total revenue was $713 million and rental revenue was $604 million, compared with $605 million and $507 million, respectively, for the same period last year.
On a GAAP basis, the company reported third quarter 2011 net income of $65 million, or $0.91 per diluted share, compared with $23 million, or $0.33 per diluted share, for the same period last year. Adjusted EPS for the quarter, which excludes the impact of special items, was $0.92 per diluted share, compared with $0.40 per diluted share for the same period last year.
Third Quarter 2011 Highlights
•
Rental revenue increased 19.1%, reflecting year-over-year increases of 7.5% in rental rates and 15.0% in the volume of equipment on rent. The company has updated its outlook for an increase in rental rates to about 6% for the full year.

•
Time utilization was 73.5%, an increase of 2.2 percentage points from the same period last year, and a record high for the company. The company has raised its outlook for a full-year increase in time utilization to approximately 3.0 percentage points year-over-year.

•	The company generated $42 million of proceeds from used equipment sales at a gross margin of 35.7%, compared with $32 million of proceeds at a gross margin of 31.3% for the same period last year.

•
Adjusted EBITDA was $282 million, an increase of $66 million compared with the same period last year. Adjusted EBITDA margin was 39.6%, an increase of 3.9 percentage points compared with the same period last year, and a record for the company.

CEO Comments
Michael Kneeland, chief executive officer of United Rentals, said, “Our strong performance is evidence of a strategy that has become deeply rooted in our operations. The benefits of customer segmentation, price optimization, customer service differentiation and cost efficiency have begun to mesh in all areas of the business. This has put us in a position to act decisively on growth opportunities, such as the $219 million we invested in fleet in the quarter. Not only did this help to strengthen customer relationships and drive revenues, we also realized a historic high adjusted EBITDA margin of 39.6%.”
Kneeland continued, “While our customers remain bullish about construction activity next year and there is a deepening belief in rental penetration, our business model provides us with the flexibility to respond, as we have in the past, to anything we may experience in 2012.”

Nine Months 2011 Results
For the first nine months 2011, the company reported total revenue of $1,865 million and rental revenue of $1,562 million, compared with $1,640 million and $1,337 million, respectively, for the same period last year.
On a GAAP basis, the company reported income from continuing operations of $73 million, or $1.00 per diluted share, for the first nine months 2011, compared with a net loss of $5 million, or $0.09 per diluted share, for the same period last year. Adjusted EPS was $1.06 per diluted share, compared with $0.18 per diluted share last year. Adjusted EBITDA was $648 million, an increase of $138 million compared with the same period last year. Adjusted EBITDA margin was 34.7% for the first nine months 2011, an increase of 3.6 percentage points compared with the same period last year.
Free Cash Flow and Fleet Size
For the first nine months 2011, free cash usage was $(76) million, after total rental and non-rental capital expenditures of $655 million. By comparison, free cash flow for the first nine months last year was $144 million after total rental and non-rental capital expenditures of $307 million. Free cash flow for the first nine months 2010 included the receipt of a $55 million federal tax refund.
The company has updated its outlook for full year gross rental purchases and net rental capital expenditures. Gross rental purchases are now estimated to be approximately $775 million and net rental capital expenditures are expected to be in the range of $575 million to $600 million. Free cash flow is still expected to be between $5 million and $10 million.
The size of the rental fleet was $4.26 billion of original equipment cost at September 30, 2011, compared with $3.79 billion at December 31, 2010. The age of the rental fleet was 46.6 months on a unit-weighted basis at September 30, 2011, compared with 47.7 months at December 31, 2010.
Capital Markets Transactions
The company amended its accounts receivable securitization facility in September 2011 and its ABL facility in October 2011. The amended accounts receivable securitization facility provides for generally lower borrowing costs, a decrease in the facility size from $325 million to $300 million and adjustments to the receivables subject to purchase. The amended ABL facility provides for an increase in the facility size from $1.36 billion to $1.80 billion, an uncommitted incremental increase of up to $500 million in the size of the facility and generally lower borrowing costs.
Return on Invested Capital (ROIC)
Return on invested capital was 5.4% for the 12 months ended September 30, 2011, an increase of 2.2 percentage points from the same period last year. The company’s ROIC metric uses after-tax operating income for the trailing 12 months divided by the averages of stockholders’ equity (deficit), debt and deferred taxes, net of average cash. To mitigate the volatility related to fluctuations in the company’s tax rate from period to period, the federal statutory tax rate of 35% is used to calculate after-tax operating income.
Conference Call
United Rentals will hold a conference call tomorrow, Wednesday, October 19, 2011, at 11:00 a.m. Eastern Time. The conference call will be available live by audio webcast at unitedrentals.com, where it will be archived, and by calling 866-835-8907.

Mr. Kneeland is also scheduled to appear on the FOX Business network on Wednesday, October 19, 2011, between 2:15 p.m. and 2:45 p.m., at which time he may discuss the company’s third quarter and nine month results as well as future expectations.
Non-GAAP Measures
Free cash (usage) flow, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, and adjusted earnings per share (adjusted EPS) are non-GAAP financial measures as defined under the rules of the SEC. Free cash flow represents net cash provided by operating activities, less purchases of rental and non-rental equipment plus proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements, net. EBITDA represents the sum of net income (loss), loss from discontinued operation, net of taxes, provision (benefit) for income taxes, interest expense, net, interest expense — subordinated convertible debentures, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the restructuring charge and stock compensation expense, net. Adjusted EPS represents EPS plus the sum of the restructuring and asset impairment charges and losses on the repurchase/redemption of debt securities and retirement of subordinated convertible debentures. The company believes that: (i) free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements; (ii) EBITDA and adjusted EBITDA provide useful information about operating performance and period-over-period growth; and (iii) adjusted EPS provides useful information concerning future profitability. However, none of these measures should be considered as alternatives to net income, cash flows from operating activities or earnings per share under GAAP as indicators of operating performance or liquidity. Information reconciling forward-looking free cash (usage) flow to a GAAP financial measure is unavailable to the company without unreasonable effort.
About United Rentals
United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of 541 rental locations in 48 states and 10 Canadian provinces. The company’s approximately 7,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent approximately 2,900 classes of equipment with a total original cost of $4.26 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at unitedrentals.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control and, consequently, actual results may differ materially from those projected by any forward looking statements. Factors that could cause actual results to differ materially from those projected include, but are not limited to, the following: (1) a slowdown in the recovery of North American construction and industrial activities, which decreased during the economic downturn and significantly affected our revenues and profitability, may further reduce demand for equipment and prices that we can charge; (2) a decrease in levels of infrastructure spending, including lower than expected government funding for stimulus-related construction projects; (3) our highly leveraged capital structure, which can constrain our response to unanticipated or adverse business conditions; (4) restrictive covenants in our debt agreements, which could limit our financial and operation flexibility; (5) noncompliance with covenants in our debt agreements, which could result in termination of our credit facilities and acceleration of outstanding borrowings;

(6) inability to access the capital that our business may require; (7) inability to collect on contracts with customers; (8) incurrence of impairment charges; (9) the potential consequences of litigation and other claims relating to our business, including certain claims that our insurance may not cover; (10) an increase in our loss reserves to address business operations or other claims and any claims that exceed our established levels of reserves; (11) incurrence of additional costs and expenses in connection with litigation, regulatory or investigatory matters; (12) increases in our maintenance and replacement costs as we age our fleet, and decreases in our equipment’s residual value; (13) inability to sell used fleet; (14) challenges associated with past or future acquisitions, such as undiscovered liabilities and integration issues; (15) management turnover and inability to attract and retain key personnel; (16) our rates and time utilization being less than anticipated; (17) our costs being more than anticipated, the inability to realize expected savings and the inability to obtain key equipment and supplies; (18) disruptions in our information technology systems; (19) competition from existing and new competitors; and (20) labor difficulties and potential enactment of new legislation affecting our labor relations and operations generally.
For a more complete description of these and other possible risks and uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2010, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.
# # #
Contact:
Fred Bratman
(203) 618-7318
Cell: (917) 847-4507
fbratman@ur.com

UNITED RENTALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues:
Equipment rentals	$604	$507	$1,562	$1,337
Sales of rental equipment	42	32	115	104
Sales of new equipment	24	19	60	59
Contractor supplies sales	23	24	66	73
Service and other revenues	20	23	62	67

Total revenues	713	605	1,865	1,640

Cost of revenues:
Cost of equipment rentals, excluding depreciation	261	237	740	668
Depreciation of rental equipment	110	98	312	289
Cost of rental equipment sales	27	22	73	74
Cost of new equipment sales	19	15	48	49
Cost of contractor supplies sales	15	16	45	51
Cost of service and other revenues	7	8	24	26

Total cost of revenues	439	396	1,242	1,157

Gross profit	274	209	623	483

Selling, general and administrative expenses	103	95	298	271
Restructuring charge	2	7	5	19
Non-rental depreciation and amortization	13	14	39	43

Operating income	156	93	281	150

Interest expense, net	57	55	170	170
Interest expense — subordinated convertible debentures	1	2	5	6
Other expense (income), net	2	(2)	(2)	(3)

Income (loss) from continuing operations before provision (benefit) for income taxes	96	38	108	(23)

Provision (benefit) for income taxes	31	15	35	(18)

Income (loss) from continuing operations	65	23	73	(5)

Loss from discontinued operation, net of taxes	—	—	(1)	—

Net income (loss)	$65	$23	$72	$(5)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.91	$0.33	$1.00	$(0.09)
Loss from discontinued operation	—	—	(0.01)	—

Net income (loss)	$0.91	$0.33	$0.99	$(0.09)

UNITED RENTALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30,	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$26	$203
Accounts receivable, net	453	377
Inventory	56	39
Prepaid expenses and other assets	68	37
Deferred taxes	55	69

Total current assets	658	725

Rental equipment, net	2,587	2,280
Property and equipment, net	371	393
Goodwill and other intangible assets, net	332	227
Other long-term assets	57	68

Total assets	$4,005	$3,693

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Short-term debt and current maturities of long-term debt	$401	$229
Accounts payable	233	132
Accrued expenses and other liabilities	245	208

Total current liabilities	879	569

Long-term debt	2,529	2,576
Subordinated convertible debentures	87	124
Deferred taxes	397	385
Other long-term liabilities	58	59

Total liabilities	3,950	3,713

Temporary equity	41	—

Common stock	1	1
Additional paid-in capital	478	492
Accumulated deficit	(528)	(600)
Accumulated other comprehensive income	63	87

Total stockholders’ equity (deficit)	14	(20)

Total liabilities and stockholders’ equity (deficit)	$4,005	$3,693

UNITED RENTALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Cash Flows From Operating Activities:
Net income (loss)	$65	$23	$72	$(5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	123	112	351	332
Amortization of deferred financing costs and original issue discounts	6	6	17	17
Gain on sales of rental equipment	(15)	(10)	(42)	(30)
Gain on sales of non-rental equipment	(1)	—	(2)	(1)
Stock compensation expense, net	3	2	9	6
Restructuring charge	2	7	5	19
Loss on repurchase/redemption of debt securities	—	—	—	3
Loss on retirement of subordinated convertible debentures	—	—	1	—
Increase (decrease) in deferred taxes	20	12	16	(35)
Changes in operating assets and liabilities:
Increase in accounts receivable	(45)	(55)	(60)	(62)
Decrease (increase) in inventory	13	12	(17)	(4)
Decrease (increase) in prepaid expenses and other assets	4	7	(11)	62
(Decrease) increase in accounts payable	(46)	(22)	101	39
Increase in accrued expenses and other liabilities	28	30	13	2

Net cash provided by operating activities	157	124	453	343

Cash Flows From Investing Activities:
Purchases of rental equipment	(219)	(113)	(631)	(287)
Purchases of non-rental equipment	(11)	(8)	(24)	(20)
Proceeds from sales of rental equipment	42	32	115	104
Proceeds from sales of non-rental equipment	3	3	11	6
Purchases of other companies	(55)	—	(198)	—

Net cash used in investing activities	(240)	(86)	(727)	(197)

Cash Flows From Financing Activities:
Proceeds from debt	355	391	1,462	1,481
Payments of debt, including subordinated convertible debentures	(301)	(293)	(1,383)	(1,625)
Proceeds from the exercise of common stock options	1	—	31	—
Shares repurchased and retired	—	—	(7)	(1)
Cash paid in connection with the 4 percent Convertible Senior Notes and related hedge, net	(2)	—	(11)	—
Excess tax benefits from share-based payment arrangements, net	—	(1)	—	(2)

Net cash provided by (used in) financing activities	53	97	92	(147)

Effect of foreign exchange rates	(2)	5	5	2

Net (decrease) increase in cash and cash equivalents	(32)	140	(177)	1
Cash and cash equivalents at beginning of period	58	30	203	169

Cash and cash equivalents at end of period	$26	$170	$26	$170

Supplemental disclosure of cash flow information:
Cash paid (received) for income taxes, net	$4	$1	$20	$(49)
Cash paid for interest, including subordinated convertible debentures	43	19	141	140

UNITED RENTALS, INC.
SEGMENT PERFORMANCE
($ in millions)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2011	2010	Change		2011	2010	Change

General Rentals
Reportable segment revenue	$643	$558	15.2%		$1,704	$1,516	12.4%
Reportable segment operating income	132	87	51.7%		242	144	68.1%
Reportable segment operating margin	20.5%	15.6%	4.9	pp	14.2%	9.5%	4.7	pp

Trench Safety, Power & HVAC
Reportable segment revenue	$70	$47	48.9%		$161	$124	29.8%
Reportable segment operating income	26	13	100.0%		44	25	76.0%
Reportable segment operating margin	37.1%	27.7%	9.4	pp	27.3%	20.2%	7.1	pp

Total United Rentals
Total revenue	$713	$605	17.9%		$1,865	$1,640	13.7%
Total segment operating income (1)	158	100	58.0%		286	169	69.2%
Total segment operating margin (1)	22.2%	16.5%	5.7	pp	15.3%	10.3%	5.0	pp

(1)	Excludes unallocated restructuring charge.
DILUTED EARNINGS (LOSS) PER SHARE CALCULATION
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Income (loss) from continuing operations	$65	$23	$73	$(5)
Convertible debt interest—1 7/8% notes	—	—	—	—
Subordinated convertible debt interest	1	—	—	—

Income (loss) from continuing operations available to common stockholders	66	23	73	(5)
Loss from discontinued operation	—	—	(1)	—

Net income (loss) available to common stockholders	$66	$23	$72	$(5)

Weighted-average common shares	62.6	60.5	62.0	60.4
Employee stock options and warrants	0.6	0.4	1.2	—
Convertible subordinated notes — 1 7/8%	1.0	5.3	1.0	—
Convertible subordinated notes — 4%	6.4	1.6	8.6	—
Subordinated convertible debentures	2.1	—	—	—
Restricted stock units	0.6	0.7	0.6	—

Weighted average diluted shares	73.3	68.5	73.4	60.4

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.91	$0.33	$1.00	$(0.09)
Loss from discontinued operation	—	—	(0.01)	—

Net income (loss)	$0.91	$0.33	$0.99	$(0.09)

UNITED RENTALS, INC.
ADJUSTED EARNINGS PER SHARE GAAP RECONCILIATION
We define “Earnings per share from continuing operations — adjusted” as the sum of (i) earnings (loss) per share from continuing operations — GAAP, as reported plus the after-tax impacts of (ii) restructuring charge, (iii) loss on repurchase/redemption of debt securities and retirement of subordinated convertible debentures and (iv) asset impairment charge. Management believes adjusted earnings per share from continuing operations provides useful information concerning future profitability. However, adjusted earnings (loss) per share from continuing operations is not a measure of financial performance under GAAP. Accordingly, adjusted earnings per share from continuing operations should not be considered an alternative to GAAP earnings (loss) per share from continuing operations. The table below provides a reconciliation between earnings (loss) per share from continuing operations — GAAP, as reported, and earnings per share from continuing operations — adjusted.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Earnings (loss) per share from continuing operations — GAAP, as reported	$0.91	$0.33	$1.00	$(0.09)

After-tax impact of:

Restructuring charge (1)	0.01	0.06	0.04	0.20

Loss on repurchase/redemption of debt securities and retirement of subordinated convertible debentures	—	—	0.01	0.03

Asset impairment charge (2)	—	0.01	0.01	0.04

Earnings per share from continuing operations — adjusted	$0.92	$0.40	$1.06	$0.18

(1)	Relates to branch closure charges and severance costs.

(2)	Primarily reflects write-offs of leasehold improvements and other fixed assets.

UNITED RENTALS, INC.
EBITDA AND ADJUSTED EBITDA GAAP RECONCILIATION
(In millions)
EBITDA represents the sum of net income (loss), loss from discontinued operation, net of taxes, provision (benefit) for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation of rental equipment, and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the restructuring charge and stock compensation expense, net. These items are excluded from adjusted EBITDA internally when evaluating our operating performance and allow investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that EBITDA and adjusted EBITDA, when viewed with the Company’s results under GAAP and the accompanying reconciliation, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that EBITDA and adjusted EBITDA permit investors to gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced. However, EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity. The table below provides a reconciliation between net income (loss) and EBITDA and adjusted EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income (loss)	$65	$23	$72	$(5)
Loss from discontinued operation, net of taxes	—	—	1	—
Provision (benefit) for income taxes	31	15	35	(18)
Interest expense, net	57	55	170	170
Interest expense — subordinated convertible debentures	1	2	5	6
Depreciation of rental equipment	110	98	312	289
Non-rental depreciation and amortization	13	14	39	43

EBITDA (A)	277	207	634	485
Restructuring charge (1)	2	7	5	19
Stock compensation expense, net (2)	3	2	9	6

Adjusted EBITDA (B)	$282	$216	$648	$510

(A)	Our EBITDA margin was 38.8%and 34.2% for the three months ended September 30, 2011 and 2010, respectively, and 34.0% and 29.6% for the nine months ended September 30, 2011 and 2010, respectively.

(B)
Our adjusted EBITDA margin was 39.6% and 35.7% for the three months ended September 30, 2011 and 2010, respectively, and 34.7% and 31.1% for the nine months ended September 30, 2011 and 2010, respectively.

(1)	Relates to branch closure charges and severance costs.

(2)	Represents non-cash, share-based payments associated with the granting of equity instruments.

UNITED RENTALS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO EBITDA AND AJUSTED EBITDA
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net cash provided by operating activities	$157	$124	$453	$343
Adjustments for items included in net cash provided by operating activities but excluded from the calculation of EBITDA:
Loss from discontinued operation, net of taxes	—	—	1	—
Amortization of deferred financing costs and original issue discounts	(6)	(6)	(17)	(17)
Gain on sales of rental equipment	15	10	42	30
Gain on sales of non-rental equipment	1	—	2	1
Restructuring charge (1)	(2)	(7)	(5)	(19)
Stock compensation expense, net (2)	(3)	(2)	(9)	(6)
Loss on repurchase/redemption of debt securities	—	—	—	(3)
Loss on retirement of subordinated convertible debentures	—	—	(1)	—
Changes in assets and liabilities	68	68	7	65
Cash paid for interest, including subordinated convertible debentures	43	19	141	140
Cash paid (received) for income taxes, net	4	1	20	(49)

EBITDA	277	207	634	485

Restructuring charge (1)	2	7	5	19
Stock compensation expense, net (2)	3	2	9	6

Adjusted EBITDA	$282	$216	$648	$510

(1)	Relates to branch closure charges and severance costs.

(2)	Represents non-cash, share-based payments associated with the granting of equity instruments.

UNITED RENTALS, INC.
FREE CASH FLOW GAAP RECONCILIATION
(In millions)
We define free cash (usage) flow as (i) net cash provided by operating activities less (ii) purchases of rental and non-rental equipment plus (iii) proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements, net. Management believes that free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements. However, free cash flow is not a measure of financial performance or liquidity under GAAP. Accordingly, free cash flow should not be considered an alternative to net income (loss) or cash flow from operating activities as an indicator of operating performance or liquidity. The table below provides a reconciliation between net cash provided by operating activities and free cash flow.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net cash provided by operating activities	$157	$124	$453	$343
Purchases of rental equipment	(219)	(113)	(631)	(287)
Purchases of non-rental equipment	(11)	(8)	(24)	(20)
Proceeds from sales of rental equipment	42	32	115	104
Proceeds from sales of non-rental equipment	3	3	11	6
Excess tax benefits from share-based payment arrangements, net	—	(1)	—	(2)

Free cash (usage) flow	$(28)	$37	$(76)	$144